UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 26, 2011

WENDY’S/ARBY’S GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-2207 (Commission File Number)	38-0471180 (IRS Employer Identification No.)

1155 Perimeter Center West Atlanta, Georgia (Address of principal executive offices)	30338 (Zip Code)

Registrant’s telephone number, including area code: (678) 514-4100

(Former name or former address, if changed since last report): Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 26, 2011, the stockholders of Wendy’s/Arby’s Group, Inc. (the “Company”) approved an amendment to the Company’s Certificate of Incorporation to delete the plurality voting requirement for director elections and thereby allow for majority voting in director elections.

The foregoing description of the amendment is qualified in its entirety by reference to the Restated Certificate of Incorporation of the Company, which was filed with the Secretary of State of the State of Delaware on May 26, 2011 and is attached as Exhibit 3.1 hereto and incorporated by reference herein.

On May 26, 2011, effective simultaneously with effectiveness of the amendment to the Certificate of Incorporation, the Board of Directors of the Company amended the Company’s By-Laws (the “By-Laws”) to:

•	empower stockholders to vote against nominees in an uncontested election;

•	provide that, in an uncontested election, a nominee will be elected only if the votes cast for his or her election exceed the votes cast against his or her election; and

•	provide that, in a contested election, nominees will be elected by a plurality vote.

The foregoing description of the amendments to the By-Laws is qualified in its entirety by reference to the By-Laws attached as Exhibit 3.2 hereto and incorporated by reference herein.

Item 5.07.     Submission of Matters to a Vote of Security Holders.

On May 26, 2011, the Company held its 2011 Annual Meeting of Stockholders.  The following directors were elected at the meeting: Nelson Peltz, Peter W. May, Clive Chajet, Edward P. Garden, Janet Hill, Joseph A. Levato, J. Randolph Lewis, Peter H. Rothschild, David E. Schwab II, Roland C. Smith, Raymond S. Troubh and Jack G. Wasserman.  In addition, the stockholders approved the amendment described above to the Company’s Certificate of Incorporation to allow majority voting in director elections, ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2011, approved an advisory resolution on executive compensation, and voted in favor of holding annual advisory votes on executive compensation.  A description of each proposal voted upon at the meeting, and the voting results as to each such proposal, are set forth below.

1.           Each nominee to serve as a director until the Company’s next annual meeting of stockholders was elected by the affirmative vote of a plurality of the voting power present in person or represented by proxy at the meeting.  Voting results with respect to each nominee are set forth in the following table.  There were 52,878,504 broker non-votes as to this proposal.

Nominee	Votes For	Votes Withheld
1) Nelson Peltz	298,980,044	9,898,034
2) Peter W. May	304,790,265	4,087,813
3) Clive Chajet	300,924,306	7,953,772
4) Edward P. Garden	303,840,718	5,037,360
5) Janet Hill	303,196,239	5,681,839
6) Joseph A. Levato	301,135,301	7,742,777
7) J. Randolph Lewis	306,153,365	2,724,713
8) Peter H. Rothschild	305,964,590	2,913,488
9) David E. Schwab II	283,576,607	25,301,471
10) Roland C. Smith	304,272,003	4,606,075
11) Raymond S. Troubh	300,035,961	8,842,117
12) Jack G. Wasserman	302,002,952	6,875,126

2.           The proposal to amend the Company’s Certificate of Incorporation to allow majority voting in director elections was approved by the affirmative vote of a majority of the total voting power of the outstanding shares of the Company.  There were 356,223,144 votes for, 4,866,555 votes against and 666,883 abstentions.  There were no broker non-votes as to this proposal.

3.           The proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accountants for 2011 was approved by the affirmative vote of a majority of the voting power present in person or represented by proxy at the meeting.  There were 359,299,560 votes for, 1,954,655 votes against and 502,367 abstentions.  There were no broker non-votes as to this proposal.

4.           The advisory resolution on executive compensation was approved by the affirmative vote of a majority of the voting power present in person or represented by proxy at the meeting.  There were 296,980,845 votes for, 11,101,867 votes against and 795,366 abstentions.  There were 52,878,504 broker non-votes as to this proposal.

5.           The advisory vote on the frequency of future advisory votes on executive compensation resulted in expression by the Company’s stockholders of a preference for holding annual advisory votes on executive compensation, consistent with the recommendation by the Company’s Board of Directors.  There were 283,236,285 votes for “1 Year” (annual advisory votes), 776,193 votes for “2 Years” (biennial advisory votes), 24,192,191 votes for “3 Years” (triennial advisory votes), and 673,409 abstentions.  There were 52,878,504 broker non-votes as to this proposal.  In light of the foregoing, the Company currently intends to hold annual advisory votes on executive compensation until the next required vote regarding the frequency of such votes.

Item 9.01.     Financial Statements and Exhibits.

(d)           Exhibits

3.1	Restated Certificate of Incorporation of Wendy’s/Arby’s Group, Inc., as filed with the Secretary of State of the State of Delaware on May 26, 2011.

3.2	By-Laws of Wendy’s/Arby’s Group, Inc., as amended and restated as of May 26, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 31, 2010

WENDY’S/ARBY’S GROUP, INC.

By: /s/ Nils H. Okeson
Nils H. Okeson
Senior Vice President,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit       Description

3.1	Restated Certificate of Incorporation of Wendy’s/Arby’s Group, Inc., as filed with the Secretary of State of the State of Delaware on May 26, 2011.

3.2	By-Laws of Wendy’s/Arby’s Group, Inc., as amended and restated as of May 26, 2011.